Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 9, 2007

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT among NTELOS INC, a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and Morgan Stanley Senior Funding, Inc. (“MSSF”) as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Guarantors, the lenders party thereto from time to time, Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”) and MSSF, as administrative agent for the Lenders, have entered into an Amended and Restated Credit Agreement dated as of June 1, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower has requested that the Credit Agreement be amended to permit certain changes to the covenants set forth in the Credit Agreement.

(3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Section 1.01 is amended by amending the definition of “Excess Cash Flow” to (i) delete the word “less” at the end of clause (a)(v) and add a new clause (a)(vi) to read as follows:

“plus (vi) if there were any deferred tax expenses of the Borrower and its Subsidiaries during such period, the amount of such expenses less”

and (ii) add a new clause (b)(xiii) to read as follows:

“plus (xiii) if there were any deferred tax credits in favor of the Borrower and its Subsidiaries during such period, the amount of such credits”.

For the avoidance of doubt, the foregoing changes will apply for purposes of calculating Excess Cash Flow payable for each Fiscal Year, beginning with Fiscal Year 2007.

(b) Section 2.06(b)(i)(B) is amended and restated in its entirety to read as follows:

“(B) if the Leverage Ratio as of the end of such Fiscal Year shall be equal to or less than 4.25:1.0 but greater than 3.25:1.0, 50% of Excess Cash Flow for such Fiscal Year and”.

(c) Section 5.02(g)(i)(D) is amended and restated in its entirety to read as follows:

“(D) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash in an amount not to exceed the aggregate of the sum of (1) $30,000,000, plus (2) $6,500,000 for each fiscal quarter, beginning with the fiscal quarter ending March 31, 2007, plus (3) for each Fiscal Year, the positive difference, if any, of (x) 50%, if the Leverage Ratio as of the end of the most recently ended Fiscal Year was equal to or greater than 3.25:1.0 (as determined on the basis of the financial statements of the Borrower and its Subsidiaries most recently delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.03(b)(iii), or (y) otherwise, 75% of Excess Cash Flow for the Fiscal Year most recently ended, over $26,000,000”

(d) Sections 5.03(b) and 5.03(c) are amended and restated in their entirety to read as follows:

“(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion as to such audit report of KPMG LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with for each Fiscal Year (x) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default under Section 5.04 of this Agreement has occurred and is continuing, or if, in the opinion of such accounting firm, such Default has occurred and is continuing, a statement as to the nature thereof, (y) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04 and (z) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (ii) consolidating balance sheets and consolidating statements of income, in each case, of the Parent and its Subsidiaries for such Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP and (iii) Consolidated balance sheets and Consolidated statements of income, in each case, of the Borrower and its Subsidiaries for such Fiscal Year,all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP.

(c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, (i) Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and Consolidated statements of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP and (ii) Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (x) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (y) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04.”

(e) The Credit Agreement is further amended such that references to “Section 5.03(b) or (c)” in Section 5.02(b)(ix), Section 5.02(e)(vii), Section 5.02(f)(vi)(D) and (E) and Section 5.02(f)(vii) shall refer to “Section 5.03(b)(iii)” or “Section 5.03(c)(ii)”, as applicable.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. The effectiveness of this Amendment is further conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement. Section 1 hereof shall become effective when, and only when, the Administrative Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(a) A certificate signed by a duly authorized officer of the Borrower stating that the representations and warranties contained in Section 3 hereof are correct on and as of the date of such certificate as though made on and as of such date.

(b) The Borrower shall have paid an amendment fee of 0.1% of the aggregate Commitments of the Lenders which deliver to the Administrative Agent duly executed signature pages to this Amendment by 12:00 P.M. (New York time) on Friday, March 9, 2007 to the Administrative Agent for the account of each such Lender.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties (other than any conflicts, breaches, defaults or payments that either individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect), or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(c) No Governmental Authorization, and no notice to or filing with any Governmental Authority or any other third party is required for the due execution, delivery or performance by any Loan Party of this Amendment or any of the Loan Documents, as amended hereby, to which such Loan Party is a party.

(d) This Amendment been duly executed and delivered by the Borrower and each Guarantor. This Amendment and each of the other Loan Documents, as amended hereby, to which the Borrower and each Guarantor is a party are legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(e) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Consent. Each Guarantor hereby consents to the Amendment and hereby confirms and agrees that, (a) notwithstanding the effectiveness of the Amendment, the Collateral Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Collateral Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Amendment, and (b) the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).

SECTION 6. Costs, Expenses. The Borrower agrees to pay on demand all out of pocket costs and expenses of the Administrative Agent incurred in good faith in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NTELOS INC.,
as Borrower

By	/s/ Michael B. Moneymaker
Name:	Michael B. Moneymaker
Title:	EVP & CFO

NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS SERVICES INC.
NTELOS CORNERSTONE INC.
NTELOS LICENSES INC.
NTELOS NETACCESS INC.
NTELOS NET LLC
NTELOS NETWORK INC.
NTELOS OF WEST VIRGINIA INC.
NTELOS PCS INC.
NTELOS PCS NORTH INC.
NTELOS COMMUNICATIONS INC.
NTELOS MEDIA INC.
ROANOKE & BOTETOURT NETWORK LLC
NA COMMUNICATIONS, INC.
R&B CABLE, INC.
R&B COMMUNICATIONS, INC.
R&B NETWORK, INC.
RICHMOND 20MHZ, LLC
THE BEEPER COMPANY
VIRGINIA TELECOMMUNICATIONS PARTNERSHIP
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
WEST VIRGINIA PCS ALLIANCE, L.C., as Guarantors

By	/s/ Michael B. Moneymaker
Name:	Michael B. Moneymaker
Title:	EVP & CFO

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and as Lender

By	/s/ Stephen B. King
Title:	Vice President

[NAME OF LENDER]

By
Title: